                                                                      EXHIBIT 25

               FORM T-1 STATEMENT OF ELIGIBILITY AND QUALIFICATION
                      UNDER THE TRUST INDENTURE ACT OF 1939


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                 BANK ONE, N.A.
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                            31-4148768
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

GLOBAL CORPORATE TRUST SERVICES
1111 POLARIS PARKWAY, SUITE 1K
MAIL CODE OH1-0181
COLUMBUS, OHIO                                            43240-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                                  BANK ONE, N A
                          1 BANK ONE PLAZA, 20TH FLOOR
                               MAIL CODE IL1-0120
                          CHICAGO, ILLINOIS 60670-0120
           ATTN: SANDRA L. CARUBA, FIRST VICE PRESIDENT AND COUNSEL,
                         LAW DEPARTMENT (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              CARDINAL HEALTH, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

        OHIO                                              31-0958666
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

7000 CARDINAL PLACE
DUBLIN, OHIO                                              43017
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION. FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (a) NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.;
                  Federal Reserve Bank of Cleveland, Cleveland, Ohio.

                  (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                  POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 11th day of December, 2002




                      BANK ONE, N.A.,
                      TRUSTEE

                      BY: /s/ SANDRA L. CARUBA
                          ------------------------------
                           SANDRA L. CARUBA
                           FIRST VICE PRESIDENT


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, N.A., filed in connection with the Form S-3 relating to Cardinal Health, Inc., Securities Exchange Commission File No. 333-62944.

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                              December 11, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Cardinal Health, Inc. and Bank One, N.A., as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                            Very truly yours,

                                            BANK ONE, N.A.


                                            BY: /s/ SANDRA L. CARUBA
                                                ------------------------------
                                                SANDRA L. CARUBA
                                                FIRST VICE PRESIDENT

                                   EXHIBIT 7

BANK ONE, NA                                                     FFIEC 041
-----------------------------------                              RC-1
Legal Title of Bank
COLUMBUS                                                         ---------
-----------------------------------                                  10
City                                                             ---------
OH                       43271
===================================
State                  Zip Code

Transmitted to EDS as 0211272 on 10/30/02 at 11:47:54 CST
FDIC Certificate Number - 06559

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                           Dollar Amounts in Thousands    RCON  Bil Mil Thou
------------------------------------------------------------------------------------------------------    ----  --- --- ----
ASSETS
  1. Cash and balance due from depository institutions (from Schedule RC-A):
     a. Noninterest-bearing balance and currency and coin (1) ........................................    0081     2,020,000 1.a
     b. Interest-bearing balances(2) .................................................................    0071       627,000 1.b

  2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A) ...................................    1754             0 2.a
     b. Available-for-sale securities (from Schedule RC-B, column A) .................................    1773     4,341,000 2.b

  3. Federal funds sold and securities purchased under agreements to resell:
     a. FEDERAL FUNDS SOLD ...........................................................................    B987             0 3.a
     b. SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL (3) ..........................................    B989     3,854,000 3.b

  4. Loans and lease financing receivables (from Schedule RC-C):
     a. Loans and leases held for sale ...............................................................    5369     2,681,000 4.a
     b. Loans and leases net of unearned income ......................................B528  38,063,000                       4.b
     c. LESS: Allowance for loan and lease losses ....................................3123     658,000                       4.c
     d. Loans and leases net of unearned income and allowance (item 4.b minus 4.c) ...................    B529    37,405,000 4.d

  5. Trading assets (from Schedule RC-D) .............................................................    3545       132,000 5

  6. Premises and fixed assets (including capitalized leases) ........................................    2145       453,000 6

  7. Other real estate owned (from Schedule RC-M) ....................................................    2150       118,000 7

  8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ........    2130        36,000 8

  9. Customers' liability to this bank on acceptances outstanding ....................................    2155             0 9

 10. Intangible assets
     a. Goodwill .....................................................................................    3163       304,000 10.a
     b. Other assets (from Schedule RC-M) ............................................................    0426       139,000 10.b

 11. Other assets (from Schedule RC-F) ...............................................................    2160     3,408,000 11

 12. Total assets (sum of items 1 through 11) ........................................................    2170    55,518,000 12

----------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) INCLUDES ALL SECURITIES RESALE AGREEMENTS, REGARDLESS OF MATURITY.

BANK ONE, NA
---------------------------------------------------------
Legal Title of Bank                                                                                                    FFIEC 041
Transmitted to EDS as 0211272 on 10/30/02 at 11:47:54 CST                                                              RC-2
FDIC Certificate Number - 06559
                                                                                                                       11
SCHEDULE RC - CONTINUED
                                                                    Dollar Amounts in Thousands    RCON   Bil|Mil|Thou
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E)                                                                         2200     15,686,000 13.a
       (1) Noninterest-bearing(1)                                             6631  5,193,000                        13.a.1
       (2) Interest-bearing                                                   6636 10,493,000                        13.a.2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
    A. FEDERAL FUNDS PURCHASED (2)                                                                 B993     10,645,000 14.a
    B. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (3)                                          B995      4,763,000 14.b
15. Trading liabilities (from Schedule RC-D)                                                       3548         97,000 15
16. Other borrowed money (includes mortgage indebtedness and obligations under
      capitalized leases) (from Schedule RC-M):                                                    3190     17,287,000 16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                                       2920              0 18
19. Subordinated notes and debentures(4)                                                           3200      1,650,000 19
20. Other liabilities (from Schedule RC-G)                                                         2930      1,673,000 20
21. Total liabilities (sum of items 13 through 20)                                                 2948     51,801,000 21
22. Minority interest in consolidated subsidiaries                                                 3000        577,000 22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                                  3838              0 23
24. Common Stock                                                                                   3230        127,000 24
25. Surplus (exclude all surplus related to preferred stock)                                       3839      1,603,000 25
26  a. Retained earnings                                                                           3632      1,400,000 26.a
    b. Accumulated other comprehensive income (5)                                                  B530         10,000 26.b
27. Other equity capital components(6)                                                             A130              0 27
28. Total equity capital (sum of items 23 through 27)                                              3210      3,140,000 28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)         3300     55,518,000 29

Memorandum

TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.

1.   Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed                        RCON         NUMBER
     for the bank by independent external auditors as of any date during 2001                      6724            N/A M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting form which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =  Review of the bank's financial statements by external auditors

7 =  Compilation of the bank's financial statements by external auditors

8 =  Other audit procedures (excluding tax preparation work)

9 =  No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) REPORT OVERNIGHT FEDERAL HOME LOAN BANK ADVANCES IN SCHEDULE RC, ITEM 16, "OTHER BORROWED MONEY."

(3) INCLUDES ALL SECURITIES REPURCHASE AGREEMENTS, REGARDLESS OF MATURITY.

(4) Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.